EXHIBIT 23.1


                 Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Casual Male Retail Group, Inc. 1992 Stock Incentive Plan, of our report dated March 26, 2003, with respect to the consolidated financial statements and schedule of Casual Male Retail Group, Inc. included in its Annual Report (Form 10-K) for the year ended February 1, 2003, filed with the Securities and Exchange Commission.


                                                 /s/ ERNST & YOUNG LLP


February 3, 2004